  As filed with the Securities and Exchange Commission on February 10, 2000
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  ___________
                              ACUSON CORPORATION

            (Exact name of Registrant as specified in its charter)

            Delaware                    3845                     94-2784998
 (State or other jurisdiction      (Primary Standard          (I.R.S. Employer
      of incorporation or       Industrial Classification       Identification
         organization)                 Code Number)                Number)

                             1220 Charleston Road
                           Mountain View, CA  94043
                                (650) 969-9112
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              Charles H. Dearborn
   Vice President of Human Resources and Legal Affairs, General Counsel and
                                   Secretary
                             1220 Charleston Road
                            Mountain View, CA 94043
                                (650) 969-9112
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Keith A. Flaum, Esq.
                              Cooley Godward LLP
                              5 Palo Alto Square
                              3000 El Camino Real
                             Palo Alto, CA  94306
                                (650) 843-5000

                                  ___________
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
333-93495

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum     Proposed Maximum
Title of Shares to be                                    Offering             Aggregate            Amount of
Registered               Amount to be Registered (1)     Price per Share      Offering Price       Registration Fee (2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value             18                      $15.06             $271.08              $0.07
$0.0001 per share
-----------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
(2) 1,272,541 shares were registered under Registration Statement No. 333-93495, in connection with which a filing fee of $4,041.49 was paid.

================================================================================

                               Explanatory Note

     This registration statement relates to the public offering of Common Stock of Acuson Corporation contemplated by a Registration Statement on Form S-3 (File No. 333-93495) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on January 11, 2000, and is filed solely to increase the number of shares to be offered in such offering by 18 shares. The contents of the Prior Registration Statement are hereby incorporated by reference.

                               Explanatory Note

     This registration statement relates to the public offering of Common Stock of Acuson Corporation contemplated by a Registration Statement on Form S-3 (File No. 333-93495) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on January 11, 2000, and is filed solely to increase the number of shares to be offered in such offering by 18 shares. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, the State of California on the 10th day of February, 2000.

                                    ACUSON CORPORATION

                                    By:  /s/ Daniel R. Dugan
                                       ---------------------
                                       Daniel R. Dugan
                                       President and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

------------------------------------------------------------------------------------------------------------------
Signature                             Title                                    Date
-------------------------------------------------------------------------------------------------------------------
*                                     Chief Executive Officer and Chairman     February 10th, 2000
Samuel H. Maslak                      of the Board
-------------------------------------------------------------------------------------------------------------------
                                      President and Director                   February 10th, 2000
/s/ Daniel R. Dugan
-------------------
Daniel R. Dugan
-------------------------------------------------------------------------------------------------------------------
*                                     Vice President, Chief Financial          February 10th, 2000
Barry Zwarenstein                     Officer (Principal Financial Officer)
-------------------------------------------------------------------------------------------------------------------
*                                     Vice President, Corporate Controller     February 10th, 2000
L. Thomas Morse                       (Principal Accounting Officer)
-------------------------------------------------------------------------------------------------------------------
*                                     Director                                 February 10th, 2000
Albert L. Greene
-------------------------------------------------------------------------------------------------------------------
*                                     Director                                 February 10th, 2000
Karl H. Johannsmeier
-------------------------------------------------------------------------------------------------------------------
*                                     Director                                 February 10th, 2000
William J. Mercer
-------------------------------------------------------------------------------------------------------------------

     *By:    /s/ Daniel R. Dugan
             -------------------
             Daniel R. Dugan
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


Exhibit
-------
Number    Description of Document
------    -----------------------

5.1       Opinion of Cooley Godward LLP as to legality of securities.

23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2      Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

24.1      Power of Attorney, incorporated by reference to the Registration
          Statement on Form S-3 of the Registrant, File No. 333-93495.
